EXHIBIT 1.1
WESTERN MIDSTREAM PARTNERS, LP
19,000,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
August 12, 2024
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Ladies and Gentlemen:
This agreement (this “Agreement”) is to confirm the respective agreements among Western Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and the Selling Unitholders listed on Schedule A hereto (the “Selling Unitholders”), with Barclays Capital Inc. (the “Underwriter”) with respect to the sale by the Selling Unitholders and the purchase by the Underwriter of an aggregate of 19,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Selling Unitholders propose to grant to the Underwriter the option to purchase up to an aggregate of 2,850,000 additional Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The Units are described in the Prospectus, which is referred to below.
Western Midstream Holdings, LLC, a Delaware limited liability company and general partner of the Partnership, is referred to herein as the “General Partner” and, together with the Partnership, the “Western Parties.” The Western Parties and the direct and indirect subsidiaries of the Partnership listed on Schedule B hereto (the “Operating Subsidiaries”) are collectively referred to herein as the “Partnership Entities.”
The Western Parties, the Selling Unitholders and the Underwriter agree as follows:
1.    Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, each Selling Unitholder agrees, jointly and severally, to sell to the Underwriter, and the Underwriter agrees to purchase from such Selling Unitholder, the number of Firm Units set forth opposite the name of such Selling Unitholder in Schedule A hereto, at a purchase price of $35.75 per Common Unit.
In addition, upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, each Selling Unitholder hereby grants, jointly and severally, an option to the Underwriter to purchase up to the number of Additional Units set forth opposite the name of such Selling Unitholder in Schedule A hereto, at a purchase price of $35.75 per Common Unit, less an amount per Common Unit equal to any cash distributions declared by the Partnership and payable on the Firm Units but not payable on the Additional Units. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time and from time to time upon notice by the Underwriter to each Selling Unitholder setting forth the number of Additional Units as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Additional Units. Any such time and date of delivery (an “additional time of purchase”) shall be determined by the Underwriter, but shall not be later than seven full business days nor earlier than one full business day after the exercise of said option, nor in any event prior to the Closing Date (as defined below).
2.    Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Selling Unitholders by Federal Funds wire transfer against electronic delivery of the Firm Units in book-entry form to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 9:00 A.M., Houston, Texas time, on August 14, 2024 (the “Closing Date”) (unless another time shall be agreed to by the Underwriter and the Selling Unitholders). The time at which such payment and delivery are to be made is sometimes referred to herein as the “time of purchase.” Delivery of the Firm Units shall be made in book-entry form through the Full Fast Program of the facilities of DTC unless the Underwriter shall otherwise instruct. Time shall be of the essence, and delivery at substantially the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter.
Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner as the payment of the purchase price for the Firm Units. If the additional time of purchase occurs after the Closing Date, the Selling Unitholders will deliver the Additional Units to the Underwriter on the settlement date for the Additional Units, and the obligation of the Underwriter to purchase the Additional Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.
Delivery of the documents described in Section 8 hereof with respect to the purchase of the Firm Units and any purchase of Additional Units shall be made at the offices of Locke Lord LLP, 600 Travis Street, Suite 2800, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on the Closing Date and the date of the closing of any purchase of Additional Units.
3.    Representations and Warranties of the Western Parties. Each of the Western Parties, jointly and severally, represents, warrants to and agrees with the Underwriter that:
(a)    A registration statement on Form S-3ASR (File No. 333-270964) relating to the Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Underwriter. As used in this Agreement:

(i)    “Applicable Time” means 6:30 P.M. (New York City time) on the date of this Agreement;
(ii)    “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(iii)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the proposed offering of the Units (the “Offering”);
(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;
(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included on Schedule C-1 hereto and any free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package, taken together;
(vi)    “Prospectus” means the final prospectus relating to the Units, including any prospectus supplement thereto relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
(vii)    “Registration Statement” means, collectively, the various parts of the registration statement referred to in this Section 3(a), each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be;

and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
(b)    Status as “Well-Known Seasoned Issuer.” The Partnership was (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Units in reliance on the exemption of Rule 163 of the Rules and Regulations, a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Closing Date.
(c)    Partnership Not an Ineligible Issuer. For purposes of firm commitment underwritten offerings contemplated under the Registration Statement, the Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be at the time of purchase and each additional time of purchase, if any, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Partnership has been since the time of the initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the Offering.
(d)    Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and at the time of purchase and each additional time of purchase, if any, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and at the time of purchase and each additional time of purchase, if any, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange

Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
(e)    Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with (i) written information furnished to the Partnership by the Underwriter specifically for inclusion therein, which information is specified in Section 11 (the “Underwriter Information”) and (ii) the Selling Unitholders Information (as defined in Section 4(g)).
(f)    Prospectus. The Prospectus will not, as of its date and at the time of purchase and each additional time of purchase, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with the Underwriter Information and the Selling Unitholders Information.
(g)    Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)    Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with the Underwriter Information and the Selling Unitholders Information.
(i)    Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)    Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule C-2 hereto (each a “Permitted Free Writing Prospectus”). The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby). Each Issuer Free Writing Prospectus does not and will not include any information that conflicts with the information contained in the Registration Statement or the Pricing Disclosure Package, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.
(k)    Formation of the Western Parties. Each of the Western Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, the State of Texas, the State of Wyoming or the State of Colorado, as the case may be, with full limited partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (i) in the case of the Western Parties, to execute and deliver this Agreement and consummate the transactions contemplated hereby, and (ii) in the case of the General Partner, to act as the general partner of the Partnership.
(l)    Foreign Qualification and Registration. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such qualification (as set forth in Schedule B hereto), except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
(m)    Ownership of WES Operating GP. The Partnership is the sole member of Western Midstream Operating GP, LLC, a Delaware limited liability company (“WES Operating GP”), with a 100% membership interest in WES Operating GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of WES Operating GP, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “WES Operating GP LLC Agreement”), and is fully paid (to the extent required by the WES Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) other than as disclosed in the Partnership’s reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).
(n)    Ownership of General Partner Interest in WES Operating. WES Operating GP is the sole general partner of Western Midstream Operating, LP, a Delaware limited partnership (the “WES Operating”), with a noneconomic general partner interest in WES Operating; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of WES Operating, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “WES Operating Agreement”), and WES Operating GP owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the WES Operating Agreement or as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(o)    Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.3% economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(p)    Ownership of the General Partner. Western Gas Resources, Inc., a Delaware corporation (“WGR”), is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “General Partner LLC Agreement”), and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WGR owns such membership interest free and clear of all Liens, except for restrictions on transferability contained in the General Partner LLC

Agreement or as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(q)    Ownership of WES Operating. The Partnership, directly and indirectly, owns a 98.0% limited partner interest in WES Operating; such limited partner interests have been duly authorized and validly issued in accordance with the limited partnership agreement of WES Operating and are fully paid (to the extent required by the limited partnership agreement of WES Operating) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the Partnership owns such limited partner interests free and clear of all Liens.
(r)    Capitalization. As of the date hereof, there are 380,506,125 Common Units outstanding. All of the Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(s)    Ownership of Wholly Owned Operating Subsidiaries. The Partnership directly or indirectly owns all of the issued and outstanding partnership interests or membership interests, as applicable, in the Operating Subsidiaries other than Chipeta Processing LLC, a Delaware limited liability company (“Chipeta”), and WES Operating, in each case free and clear of all Liens. The issued and outstanding partnership interests or membership interests, as applicable, of each Operating Subsidiary other than Chipeta have been duly authorized and validly issued in accordance with such Operating Subsidiary’s partnership agreement or limited liability company agreement, as applicable, each as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (collectively, the “Constituent Agreements”), and are fully paid (to the extent required by the Constituent Agreements) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, Article 101.206 of the Texas Business Organizations Code, Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act and Section 7-80-606 of the Colorado Limited Liability Company Act, as applicable).
(t)    Ownership of Chipeta. WES Operating Holdco LLC, a Delaware limited liability company (the “Operating Holdco LLC”), owns a 75.0% membership interest in Chipeta; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Chipeta, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Chipeta LLC Agreement”), and is fully paid (to the extent required by the Chipeta LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Holdco LLC owns such membership interest free and clear of all Liens.
(u)    Ownership of White Cliffs. WES White Cliffs Pipeline LLC, a Delaware limited liability company (“WWC”), owns a 10.0% membership interest in White Cliffs Pipeline, L.L.C., a Delaware limited liability company (“White Cliffs”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “White Cliffs LLC Agreement”), and is fully paid (to the extent required by the White Cliffs LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WWC owns such membership interest free and clear of all Liens.
(v)    Ownership of Rendezvous. Mountain Gas Resources LLC, a Delaware limited liability company (“Mountain Gas”), owns a 22.0% membership interest in Rendezvous Gas Services, L.L.C., a Wyoming limited liability company (“Rendezvous”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rendezvous, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Rendezvous LLC Agreement”), and is fully paid (to the extent required by the Rendezvous LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act); and Mountain Gas owns such membership interest free and clear of all Liens.
(w)    Ownership of Front Range. WES Front Range Pipeline LLC, a Delaware limited liability company (“WESFR”), owns a 33.33% membership interest in Front Range Pipeline LLC, a Delaware limited liability company (“Front Range”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Front Range, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Front Range LLC Agreement”), and is fully paid (to the extent required by the Front Range LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WESFR owns such membership interest free and clear of all Liens.
(x)    Ownership of Express Gathering. WES Texas Express Gathering LLC, a Delaware limited liability company (“WESTEG”) owns a 20.0% membership interest in Texas Express Gathering LLC, a Delaware limited liability company

(“Express Gathering”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Express Gathering, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Express Gathering LLC Agreement”), and is fully paid (to the extent required by the Express Gathering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WESTEG owns such membership interest free and clear of all Liens.
(y)    Ownership of Express Pipeline. WES Texas Express Pipeline LLC, a Delaware limited liability company (“WESTEP”) owns a 20.0% membership interest in Texas Express Pipeline LLC, a Delaware limited liability company (“Express Pipeline”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Express Pipeline, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Express Pipeline LLC Agreement”), and is fully paid (to the extent required by the Express Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WESTEP owns such membership interest free and clear of all Liens.
(z)    Ownership of Mi Vida. WES Mi Vida LLC, a Delaware limited liability company (“WES Mi Vida”), owns a 50.0% membership interest in Mi Vida JV LLC, a Delaware limited liability company (“Mi Vida”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Mi Vida, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “Mi Vida LLC Agreement”), and is fully paid (to the extent required by the Mi Vida LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WES Mi Vida owns such membership interest free and clear of all Liens.
(aa)    Ownership of Red Bluff. WES Red Bluff Express Pipeline LLC, a Delaware limited liability company (“WES Red Bluff”), owns a 30.0% membership interest in Red Bluff Express Pipeline, LLC, a Delaware limited liability company (“Red Bluff”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Red Bluff, as in effect as of the date hereof and at the time of purchase (the “Red Bluff LLC Agreement”) and each additional time of purchase, if any, and is fully paid (to the extent required by the Red Bluff LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WES Red Bluff owns such membership interest free and clear of all Liens.

(bb)    No Other Subsidiaries. The Partnership has no other direct or indirect “subsidiaries” (as defined under the Securities Act) other than the Operating Subsidiaries. Other than its ownership interest in the Operating Subsidiaries, the Partnership does not own, and at the time of purchase and each additional time of purchase, if any, will not own, directly or indirectly, any shares of stock, any other equity interests or any long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than its interests in White Cliffs, Rendezvous, Front Range, Express Gathering, Express Pipeline, Mi Vida, and Red Bluff as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All equity interests in the Operating Subsidiaries have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into equity interests in any of the Operating Subsidiaries are outstanding.
(cc)    Valid Issuance of the Units. The Common Units to be purchased by the Underwriter from the Selling Unitholders have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and none of the outstanding Common Units was issued in violation of the preemptive or other similar rights of any securityholder of the Partnership.
(dd)    Conformity of Securities. The Units, when delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(ee)    Authority and Authorization. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to execute and deliver this Agreement and to consummate the transactions contemplated hereby. At the time of purchase and each additional time of purchase, if any, all limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their partners or members for (i) the due and proper authorization, execution and delivery of this Agreement and (ii) the consummation of the transactions contemplated hereby shall have been duly and validly taken.
(ff)    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Western Parties.
(gg)    No Defaults. No Partnership Entity is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its formation, governing or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange (the “NYSE”)) or (v) any decree, judgment or order applicable to it or any of its properties, except in the case of clauses (ii) through (v) for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering.
(hh)    No Conflicts. The execution, delivery and performance of this Agreement by the Western Parties, the offering and sale of the Units by the Selling Unitholders and the consummation of the transactions contemplated by this Agreement will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien on any property or assets of any Partnership Entity pursuant to (i) the formation, governing or other organizational documents of any of the Partnership Entities, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, except in the cases of clauses (ii) through (v) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering.
(ii)    No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of the Partnership Entities (each, a “Consent”), is required in connection with the offering and sale of the Units by the Selling Unitholders, the execution, delivery and performance of this Agreement by the Western Parties party hereto, or the consummation by such Western Parties of the transactions contemplated by this Agreement, other than (i) Consents required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriter, (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) Consents that have been, or prior to the Closing Date will be, obtained and (iv) Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
(jj)    No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Except for such rights that have been waived or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.
(kk)    Permits. Each of the Partnership Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits the absence or omission of which would not, individually or in the aggregate, result in a Material Adverse Effect; and no Partnership Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Partnership Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.
(ll)    Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Description of WES Common Units,” “Cash Distribution Policy,” “Material U.S. Federal Income Tax Consequences,” “Investment in WES Common Units, WES Preferred Units or WES Operating Debt Securities by Employee Benefit Plans,” and “Underwriting,” insofar as they purport to summarize legal or governmental matters or proceedings or the terms of statutes, rules, regulations, agreements or documents, are accurate summaries of such legal or governmental matters or proceedings, statutes, rules, regulations, agreements or documents in all material respects.
(mm)    Litigation. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Western Parties’ knowledge, threatened or contemplated to which the Partnership Entities or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except for any such actions, suits, claims, investigations or proceedings that would not, individually or in the aggregate, if resolved adversely to any Partnership Entity, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering.
(nn)    Independent Registered Public Accounting Firm. KPMG LLP, which has audited the financial statements of the Partnership Entities contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(oo)    Financial Statements. The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities or assets, as applicable, purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The other financial information of the General Partner, the

Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Western Parties that has caused them to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(pp)    Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) was so included by the Western Parties in good faith and with reasonable basis after due consideration by the Western Parties of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of any of the Western Parties that it was false or misleading.
(qq)    No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, there has not been (i) any material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities (taken as a whole), (ii) any transaction that is material to the Partnership Entities (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any Partnership Entity that is material to the Partnership Entities (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any Partnership Entity or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any Partnership Entity.
(rr)    Investment Company. None of the Partnership Entities is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units will any of them be, nor, after giving effect to the Offering and the sale of the Units and the application of the proceeds therefrom, will any of them be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(ss)    Title to Properties. The Partnership Entities have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Partnership Entities and (ii) Liens described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(tt)    Rights-of-Way. Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way the absence or omission of which would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Underwriter could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
(uu)    Labor and Employment Matters. No Partnership Entity is engaged in any unfair labor practice, and no labor disputes with the employees of or seconded to any Partnership Entity exist or, to the knowledge of the Western Parties, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Western Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any Partnership Entity before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any Partnership Entity and (C) no union representation dispute currently existing concerning the employees of or seconded to any Partnership Entity, (ii) no union organizing activities are currently taking place concerning the employees of or seconded to any Partnership Entity and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended

(“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of or seconded to any Partnership Entity.
(vv)    Environmental Compliance. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, (i) each Partnership Entity and each of the properties, assets and operations of the Partnership Entities is in compliance with any and all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or fundamental principles of common laws, relating to human health or safety (to the extent relating to exposure to Hazardous Materials, as defined below) or the protection, cleanup or restoration of the environment (including natural resources) or wildlife, including those relating to the distribution, use, manufacture, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) each Partnership Entity has timely applied for or received and, to the extent received, is in compliance with all permits, licenses, authorizations or other approvals required under Environmental Laws to conduct its business as it is currently being conducted, (iii) no Partnership Entity has received written notice of any, and to the knowledge of the Western Parties, there are no events, conditions or activities that could reasonably be expected to form the basis for any, actual or potential liability under Environmental Laws for investigation or remediation of any disposal or release of Hazardous Materials (as defined below), and (iv) no Partnership Entity is subject to any pending or, to the knowledge of the Western Parties, threatened actions, suits, demands, orders or proceedings against any Partnership Entity relating to any Environmental Laws (collectively, “Proceedings”), except for any such (A) failures to comply with Environmental Laws or to timely apply for or receive, or, to the extent received, to comply with, permits, licenses, authorizations or other approvals required under Environmental Laws, (B) actual or potential liabilities under Environmental Laws or (C) Proceedings that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, no Partnership Entity has entered into any settlement agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except for any such agreements that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, no Partnership Entity is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law. The costs and liabilities associated with the effect of Environmental Laws on the Partnership Entities’ properties, assets and operations (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license, authorization or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(ww)    ERISA Compliance. None of the following events has occurred or exists with respect to any of the Partnership Entities: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to any Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation or benefits of employees of or seconded to the Partnership Entities that would have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of or seconded to the Partnership Entities by any such Partnership Entity that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to any of the Partnership Entities: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year compared to the amount of such contributions made by the Partnership Entities in the most recently completed fiscal year; (ii) a material increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year; (iii) any event or condition giving rise to a liability (whether actual or contingent) under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees of, former employees of, or employees seconded to the Partnership Entities related to its or their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Partnership Entities or any members of their “controlled group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended) may have any liability.

(xx)    Tax Returns. All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.
(yy)    Insurance. The Partnership Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities as such Partnership Entities reasonably deem adequate; such insurance insures against losses and risks to an extent which is adequate, in accordance with customary industry practice, to protect the Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; and the Partnership Entities have no reason to believe that they will not be able to renew such insurance as and when such insurance expires.
(zz)    Third Party Defaults. To the knowledge of the Western Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to or by which any of the Partnership Entities is a party or bound or to which their respective properties are subject is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.
(aaa)    Internal Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(bbb)    Disclosure Controls. The Partnership has established and will maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting that could adversely affect the Partnership’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal control over financial reporting; all material weaknesses, if any, in the Partnership’s internal control over financial reporting have been identified to the Partnership’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, except as described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023, there have been no significant changes in the Partnership’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(ccc)    Sarbanes-Oxley. The Partnership Entities have taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership Entities and their respective officers and directors, in their capacities as such, were and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE promulgated thereunder.
(ddd)    Foreign Corrupt Practices Act. Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, (a) no Partnership Entity nor, to the knowledge of the Western Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any other applicable anti-corruption or anti-bribery statute or regulation, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, or any offer, agreement, request or action in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery statute or regulation, (b) the Partnership Entities and, to the knowledge of the Western Parties, their affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption or anti-bribery statute or regulation, and (c) the Partnership Entities and, to the knowledge of the Western Parties, their affiliates have instituted, maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance with the FCPA and any other applicable anti-corruption or anti-bribery statute or regulation except, in the case of clauses (a) and (b), where any such violation or noncompliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(eee)    Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to Money Laundering Laws is pending or, to the knowledge of the Western Parties, threatened.
(fff)    No Conflict with Sanctions. No Partnership Entity nor, to the knowledge of the Western Parties, any director, officer, agent, employee or affiliate acting on behalf of the Partnership Entities is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or other relevant sanctions authority (“Sanctions”); nor is any of the Partnership Entities located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Russia, the following regions of Ukraine: Crimea, the Kherson, the Zaporizhzhia, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, and Venezuela; and the Partnership Entities will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of conducting a transaction that is prohibited by Sanctions. The Partnership Entities are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions, if such dealings or transactions violated or would violate Sanctions.
(ggg)    No Prohibition on Distributions. No Partnership Entity is currently prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other Partnership Entity any loans or advances or from transferring any property or assets to the Partnership or any other Partnership Entity except pursuant to the Chipeta LLC Agreement or as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(hhh)    Related Party Transactions. No Partnership Entity has, directly or indirectly (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its affiliates, or to or for any family member or affiliate of any director or executive officer of the General Partner or its affiliates or (ii) made any material modification to the term of any personal loan to any director or executive officer of the General Partner or its affiliates, or any family member or affiliate of any director or executive officer of the General Partner or its affiliates.
(iii)    Stabilization or Manipulation. None of the Partnership Entities or any of their “affiliates” (as such term is defined in Rule 405 of the Rules and Regulations) has taken, directly or indirectly, any action which has constituted, or that was designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(jjj)    FINRA Affiliations. To the knowledge of the Western Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership, the General Partner or any of the General Partner’s officers or directors or any 5% or greater securityholder of the Partnership, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(kkk)    No Distribution of Other Offering Materials. None of the Partnership Entities has distributed, nor will they distribute, prior to the later to occur of (i) the time of purchase and each additional time of purchase, if any, and (ii) the completion of the distribution of the Units, any “prospectus” (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, the Pricing Disclosure Package and the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder. In addition, any certificate signed by an officer of any of the Partnership Entities and delivered to the Underwriter or counsel for the Underwriter in connection with the offering or sale of the Units shall be deemed to be a representation and warranty by such Partnership Entity, as to matters covered thereby, to the Underwriter.
4.    Representation and Warranties of the Selling Unitholders. Each Selling Unitholder, severally and not jointly, represents, warrants to and agrees with the Underwriter that:
(a)    Authority and Authorization. Such Selling Unitholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. At the time of purchase and each additional time of purchase, if any, all limited liability company or corporate action, as the case may be, required to be taken by the Selling Unitholder for (i) the due and proper authorization, execution and delivery of this Agreement and (ii) the consummation of the transactions contemplated hereby shall have been duly and validly taken.
(b)    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Unitholder.
(c)    Ownership and Adverse Claims. At the time of purchase and each additional time of purchase, if any, such Selling Unitholder will be the record and beneficial owner of the Units to be sold by it hereunder free and clear of all Liens and will have the requisite limited liability company or corporate, as the case may be, power and authority to sell its interest in the Units, and, assuming that the Underwriter acquires its interest in the Units to be sold hereunder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), when the Underwriter has delivered such Units at the time of purchase and each additional time of purchase to DTC or other securities intermediary by making payment therefor as provided herein, and has had such Units credited to the securities account or accounts of the Underwriter maintained with DTC or such other securities intermediary, the Underwriter will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Units, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to such Units.
(d)    No Conflicts or Violations. None of the sale of the Units by such Selling Unitholder, the execution, delivery and performance of this Agreement by such Selling Unitholder or the consummation by such Selling Unitholder of the transactions contemplated hereby, (i) conflicts or will conflict with or constitutes or will constitute a violation of the organizational documents of such Selling Unitholder, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Unitholder is a party or by which any of its properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to such Selling Unitholder or any of its properties in a proceeding applicable to such Selling Unitholder or its property or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of such Selling Unitholder, which conflicts, breaches, changes of control, violations, defaults or Liens, in the case of clauses (ii), (iii) and (iv), would, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Unitholder’s ability to perform its obligations hereunder.
(e)    No Consents. No consent, approval, authorization, filing with or order of any court, governmental agency or body having jurisdiction over such Selling

Unitholder or the property or assets of such Selling Unitholder is required in connection with the sale of the Units by such Selling Unitholder, the execution, delivery and performance of this Agreement by such Selling Unitholder and the consummation by such Selling Unitholder of the transactions contemplated hereby, except (i) such as have been, or prior to the time of purchase and each additional time of purchase, if any, will be obtained or made, (ii) for the registration of Units under the Securities Act and such as may be required under the Exchange Act, blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriter of the Units in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus and (iii) where the failure to obtain such consent, approval, authorization, filing or order, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on such Selling Unitholder’s ability to perform its obligations hereunder.
(f)    Basis of Sale. The sale of Units by such Selling Unitholder pursuant hereto is not prompted by any material information concerning the Partnership or any of its subsidiaries which is not set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus or any amendment or supplement thereto.
(g)    Selling Unitholders Information. In respect of any statements in or omissions from the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto used by the Partnership or the Underwriter, as the case may be, made in reliance upon and in conformity with the Selling Unitholders Information (as defined below) specifically for use in connection with the preparation thereof, none of such statements include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (in the case of any Pricing Disclosure Package or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading. “Selling Unitholders Information” shall mean only such information furnished in writing by such Selling Unitholder to the Partnership, which consists of (i) the legal name and the number of Units owned by such Selling Unitholder, (ii) the other information with respect to such Selling Unitholder (excluding percentages) that appears in the table (and corresponding footnotes), in each case under the caption “Selling Unitholders,” and (iii) the last sentence that appears in the subsection titled “No Sales of Similar Securities” under the section titled “Underwriting” in the Prospectus.
(h)    Issuer Free Writing Prospectus. Neither such Selling Unitholder nor any person acting on behalf of such Selling Unitholder (other than, if applicable, the Partnership and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) relating to the Units.

(i)    OFAC; Foreign Corrupt Practices Act. Such Selling Unitholder will not knowingly, directly or indirectly, use the proceeds of the Offering, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (“Person”), (i) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding is the subject of any Sanctions or in any other manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against any Person (including any participant in the Offering whether as an underwriter, advisor, investor or otherwise) or (ii) in any manner that will result in a violation of any applicable anti-corruption laws; provided that the foregoing shall not apply with respect to the distribution of proceeds of the Offering once such proceeds are no longer under the control of such Selling Unitholder if prior to such distribution such Selling Unitholder has no knowledge that such proceeds will be used for any of the foregoing purposes.
The applicable statements made in the certificates described in Section 8(o) shall be deemed representations and warranties by such Selling Unitholder, as to matters covered thereby, to the Underwriter.
5.    Certain Covenants of the Western Parties. The Western Parties, jointly and severally, hereby agree:
(a)    Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriter, promptly after either of them receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; (iv) to advise the Underwriter promptly after either of them receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.

(b)    Copies of Registration Statements. To furnish promptly to the Underwriter and to counsel for the Underwriter, upon request, a signed copy or a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(c)    Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Units.
(d)    Copies of Documents to the Underwriter. To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriter immediately thereof and to promptly prepare and, subject to Section 5(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.
(e)    Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus, any supplement to the Prospectus or any new, replacement registration statement that may, in the judgment of the Partnership or the Underwriter, be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement, any supplement to the Prospectus or any new, replacement registration statement, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and not to file any such document to which the Underwriter shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing. The Partnership will furnish to the Underwriter such number of copies of such new registration statement, amendment or supplement as the Underwriter may reasonably request and use its commercially reasonable efforts to cause such new registration statement or amendment to be declared effective as soon as practicable. In any such case, the Partnership will promptly notify the Underwriter of such filings and effectiveness.
(f)    Reports to Security Holders. As soon as practicable after the time of purchase, to make generally available to the Partnership’s security holders an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).
(g)    Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriter copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.
(h)    Blue Sky Laws. Promptly to take from time to time such actions as the Underwriter may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and to continue such qualifications in effect for so long as required for the resale of the Units; and to arrange for the determination of the eligibility for investment of the Units under the laws of such jurisdictions as the Underwriter may reasonably request; provided that no Western Party shall be obligated to qualify as a foreign entity in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.
(i)    Lock-up Period; Lock-up Letters. For a period of 45 days from the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of awards pursuant to the Western Gas Partners, LP 2017 Long-Term Incentive Plan or the Western Midstream Partners, LP 2021 Long-Term Incentive Plan, provided that the Underwriter has received lock-up agreements from the recipients of such awards substantially in the form of Exhibit E-1 (the “Lock-Up Agreements”)), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter; provided, however, that the foregoing restrictions do not apply to: the sale of Common Units by the Selling Unitholders to the Underwriter in connection with the Offering contemplated by this Agreement; provided, that the Western Parties shall otherwise remain subject to the restrictions set forth in this Section 5(i) with respect to any Common Units or any securities convertible into, or exercisable or exchangeable for, Common Units registered thereunder. Each person listed on Exhibit E-2, including each executive officer of the General Partner, shall furnish to the Underwriter, prior to or on the date of this Agreement, a letter or letters, substantially in the form of Exhibit E-1 hereto.
(j)    Investment Company. To take such steps as shall be necessary to ensure that no Western Party shall become an “investment company” as defined in the Investment Company Act.
(k)    Issuer Free Writing Prospectuses. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.
(l)    Retention of Issuer Free Writing Prospectuses. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof and prior to the time of purchase or any additional time of purchase, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when considered together with the most recent Preliminary Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon their reasonable request or as required by the Rules and Regulations, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission.
(m)    Stabilization. To not directly or indirectly take any action constituting, or designed to or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(n)    Covenant to Pay Costs. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter, counsel for the Underwriter and dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale or delivery of the Units to the Underwriter, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) the listing of the Units on any securities exchange or qualification of the Units for listing on the NYSE and any registration of the Units under the Exchange Act, (vi) any filing for review of the Offering by FINRA, but not including the legal fees and other disbursements of counsel to the Underwriter relating to FINRA matters, (vii) the fees and disbursements of the transfer agent for the Units, (viii) the costs and expenses of the Western Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriter’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Western Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Registration Statement, including any amendments thereto, and (xi) the performance of the Western Parties’ other obligations hereunder. It is understood, however, that except as otherwise provided in this Agreement, the

Selling Unitholders will only be responsible for paying all underwriting discounts and selling commissions applicable to the sale of the Units hereunder.
6.    Certain Covenants of the Selling Unitholders. Each of the Selling Unitholders, severally and not jointly, hereby agrees:
(a)    Notice of Change. To advise the Underwriter promptly, and if requested by the Underwriter, will confirm such advice in writing, so long as delivery of a prospectus relating to the Units by the Underwriter or any dealer may be required under the Securities Act, of any material change in the Selling Unitholders Information in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto.
(b)    Stabilization. Except as stated in this Agreement and the Prospectus, that such Selling Unitholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
(c)    Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.
(d)    Document Delivery. To deliver to the Underwriter prior to the time of purchase and at each additional time of purchase, if any, a properly completed and executed United States Treasury Department Form W-9 or other applicable form.
(e)    Lock-up Period; Lock-up Letters. During the Lock-Up Period, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter; provided, however, that the foregoing restrictions do not apply to the sale of Common Units by the Selling Unitholders to the Underwriter in connection with the Offering contemplated by this Agreement.
7.    Reimbursement of Underwriter’s Expenses. If the Units are not delivered at the time of purchase or each additional time of purchase, if any, for any reason other than the default by the Underwriter in its obligations hereunder, the Western Parties, jointly and severally, shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriter for all of its out-of-pocket expenses, including the fees and disbursements of their counsel; provided, however, that if this Agreement is terminated because of the occurrence of any event specified in clause (b) of Section 9 (other than as specified in clause (b)(ii) thereof), the Western Parties shall not be obligated to reimburse the Underwriter for any expenses specified in this Section 7.
8.    Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of each of the Western Parties and the Selling Unitholders on the date hereof, at the time of purchase and at each additional time of purchase, if any, to the performance by each of the Western Parties and the Selling Unitholders, respectively, of their obligations hereunder and to the following additional conditions precedent:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectuses or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriter; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement.
(b)    The Registration Statement, or any amendment thereto, does not contain an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material, or does not omit to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein not misleading, and the Prospectus or the Pricing Disclosure Package, or any supplement thereto, do not include an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material, or do not omit to state any fact which, in the opinion of such counsel, is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    All partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Partnership shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.
(d)    The Partnership shall have furnished to the Underwriter at the time of purchase and at each additional time of purchase, if any, (i) an opinion of Locke Lord LLP,

counsel for the Partnership, addressed to the Underwriter, and dated the time of purchase, in form and substance reasonably satisfactory to the Underwriter, substantially in the form set forth in Exhibit A hereto, and (ii) an opinion of Sidley Austin LLP, special tax counsel for the Partnership, addressed to the Underwriter, and dated the time of purchase, in form and substance reasonably satisfactory to the Underwriter, substantially in the form set forth in Exhibit B hereto.
(e)    The Selling Unitholders shall have furnished to the Underwriter at the time of purchase and at each additional time of purchase, if any, an opinion of Latham & Watkins LLP, counsel for the Selling Unitholders, addressed to the Underwriter, and dated the time of purchase, in form and substance reasonably satisfactory to the Underwriter, substantially in the form set forth in Exhibit C hereto.
(f)    At the time of execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter or letters, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(g)    With respect to the letter or letters of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letters”), such accounting firm shall have furnished to the Underwriter a letter (the “bring-down letter”) of KPMG LLP, addressed to the Underwriter and dated the date of the time of purchase and each additional time of purchase, if any, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) stating that, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(h)    The Underwriter shall have received at the time of purchase and at each additional time of purchase, if any, the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriter, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter.
(i)    Prior to and at the time of purchase and each additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings shall have been initiated under Section 8(d) or 8(e) of the Securities Act; (ii) neither the Registration Statement nor any amendment thereto shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the most recent Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) neither the Pricing Disclosure Package nor any amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) no Permitted Free Writing Prospectus shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(j)    Between the time of execution of this Agreement and the later of the time of purchase and each additional time of purchase, (i) no material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities, taken as a whole, shall have occurred or become known and (ii) no transaction which is material and adverse to the Partnership Entities, taken as a whole, shall have been entered into by any of the Partnership Entities or become probable, the effect of which is, in the judgment of the Underwriter, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units as contemplated by the Prospectus.
(k)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the time of purchase or an additional time of purchase, if any, prevent the offering or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the time of purchase or any additional time of purchase which would prevent the offering or sale of the Units.

(l)    The Partnership shall have delivered to the Underwriter at the time of purchase and at each additional time of purchase a certificate of the Chief Executive Officer and Chief Financial Officer of the General Partner dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.
(m)    The Western Parties shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and each additional time of purchase as the Underwriter may reasonably request.
(n)    The Lock-Up Agreements between the Underwriter and the persons listed on Exhibit E-2, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect as of the time of purchase or additional time of purchase, if any, except to the extent waived, released, suspended or terminated in writing by the Underwriter.
(o)    The Selling Unitholders shall have furnished to the Underwriter a certificate, signed by or on behalf of each Selling Unitholder, dated as of the time of purchase and at each additional time of purchase, if any, to the effect that the representations and warranties of such Selling Unitholder in this Agreement are true and correct in all material respects on and as of such time of purchase to the same effect as if made on such time of purchase.
9.    Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, there has been any change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of any Partnership Entity, the effect of which change or development on the Partnership Entities, taken as a whole, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus, (b) since the time of execution of this Agreement, there shall have occurred (i) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, and, in the case of clause (iv) or (v), the effect of any such event, in the sole judgment of the Underwriter, makes it impractical or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus, or (c) since the time of execution of this Agreement, there shall have occurred any downgrading in, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded to, any securities of or guaranteed by any Partnership Entity by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act. If the Underwriter elects to terminate this Agreement as provided in this Section 9, the Partnership and the Selling Unitholders shall be notified promptly in writing. If the sale to the Underwriter of the Units, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Western Parties or the Selling Unitholders are unable to comply with any of the terms of this Agreement, the Western Parties and the Selling Unitholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 10 hereof), and the Underwriter shall be under no obligation or liability to the Western Parties or the Selling Unitholders under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.
10.    Indemnity and Contribution.
(a)    Each of the Western Parties, jointly and severally, agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors, officers and agents, affiliates of the Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the Underwriter Information furnished in writing by the Underwriter to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Permitted Free Writing Prospectuses, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is included in, and that is in conformity with the Underwriter Information furnished in writing by the Underwriter to the Partnership expressly for use in, such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not included in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact included in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus.
(b)    The Underwriter agrees to indemnify, defend and hold harmless the Selling Unitholders, the Western Parties, their directors, officers and agents, any person who controls the Western Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Selling Unitholders, the Western Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the Underwriter Information furnished in writing by the Underwriter to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the Underwriter Information furnished in writing by the Underwriter to the Partnership expressly for use in, a Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or a Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
(c)    The Selling Unitholders, severally and not jointly, agree to indemnify, defend and hold harmless the Underwriter, its partners, directors, officers and agents, affiliates of the Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to any such loss, damage, expense, liability or claim that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with, Selling Unitholders Information or that arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such Selling Unitholders Information, which material fact was not contained in such Selling Unitholders Information and which material fact was required to be stated therein or was necessary to make such Selling Unitholders Information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus, any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to any such loss, damage, expense, liability or claim that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with, Selling Unitholders Information or that arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such Selling Unitholders Information, which material fact was not contained in such Selling Unitholders Information and which material fact was necessary to make the statements in such Selling Unitholders Information, in the light of the circumstances under which they were made, not misleading. The liability of each Selling Unitholder under the indemnity agreement contained in this paragraph (c) or paragraph (e) or (f) below shall be limited to an amount equal to the total net proceeds (before deducting expenses) from the Offering received by such Selling Unitholder.
(d)    If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any of the Western Parties, a Selling Unitholder or the Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b) of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in Section 10(d), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement or compromise or consent to the entry of any judgment with respect to any Proceeding (whether or not the indemnified parties are actual or potential parties to such Proceeding) effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
(e)    If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsection (a) or (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Unitholders and the Western Parties on the one hand and the Underwriter on the other hand from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Unitholders and the Western Parties on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Selling Unitholders and the Western Parties on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Unitholders, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Units. The relative fault of the Selling Unitholders and the Western Parties on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Selling Unitholders and the Western Parties on the one hand or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
(f)    The Selling Unitholders, the Western Parties and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by the Underwriter and were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(g)    The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Selling Unitholders and the Western Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors, officers or agents, any affiliate of the Underwriter who has, or who is alleged to have, participated in the distribution of the Units as an underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Selling Unitholders or the Western Parties, their directors, officers or agents or any person who controls the Western Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the offering and delivery of the Units. The Selling Unitholders and the Western Parties on the one hand and the Underwriter on the other hand agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Western Parties, against any of their officers or directors in connection with the offering and sale of the Units, or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus.
11.    Information Furnished by the Underwriter. The statements relating to stabilization by the Underwriter appearing in the twelfth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriter, as such information is referred to in Sections 3 and 10 hereof.

12.    Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019; Attention: Syndicate Registration, Facsimile No.: (646) 834-8133;
(b)    if to the Selling Unitholders, shall be delivered or sent by mail to such Selling Unitholder at the address set forth on Schedule A hereto; and
(c)    if to the Western Parties, shall be delivered or sent by mail or facsimile transmission to the offices of the Partnership at 9950 Woodloch Forest Drive, Suite 2800, The Woodlands, Texas 77380, Attention: Michael P. Ure, President and Chief Executive Officer, Facsimile: 832-636-1009.
13.    Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
14.    Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Selling Unitholders and the Western Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Selling Unitholders and the Western Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. The Underwriter, the Selling Unitholders and the Western Parties (each on its own behalf and, to the extent permitted by applicable law, on behalf of its equity owners and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Selling Unitholders and each of the Western Parties agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to the jurisdiction of which the party is or may be subject, by suit upon such judgment.
15.    Parties at Interest. The agreement set forth herein has been and is made solely for the benefit of the Underwriter, the Selling Unitholders and the Western Parties and to the extent provided in Section 10 hereof the controlling persons, affiliates, partners, directors and officers referred to in such Section, and their respective successors, assigns, agents, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

16.    No Fiduciary Relationship. The Selling Unitholders and the Western Parties hereby acknowledge that the Underwriter is acting solely as underwriter in connection with the purchase and sale of the Units. The Selling Unitholders and the Western Parties further acknowledge that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Selling Unitholders or the Partnership Entities, their management, security holders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Selling Unitholders or the Partnership Entities, either in connection with the transactions contemplated by this Agreement or any matters relating to such transactions, and each party hereby confirms its understanding and agreement to that effect. The Selling Unitholders, the Western Parties and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Selling Unitholders or the Partnership Entities regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Selling Unitholders or the Partnership Entities. Each of the Selling Unitholders and each of the Western Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Selling Unitholders or the Partnership Entities in connection with the transactions contemplated by this Agreement or any matters relating to such transactions.
17.    Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
18.    Successors and Assigns. This Agreement shall be binding upon the Underwriter, the Selling Unitholders, the Western Parties, their respective successors and assigns and any successor or assign of any substantial portion of any of the Selling Unitholders’, the Western Parties’ or the Underwriter’s respective businesses and/or assets.
19.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    As used in this Agreement:
(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(ii)    “Covered Entity” means any of the following:
A.    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
B.    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
C.    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Selling Unitholders, the Western Parties and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Western Parties, the Selling Unitholders and the Underwriter.

Very truly yours,

WESTERN PARTIES: WESTERN MIDSTREAM HOLDINGS, LLC

By:	/s/ Kristen S. Shults
	Name:	Kristen S. Shults
	Title:	Senior Vice President and Chief Financial Officer

WESTERN MIDSTREAM PARTNERS, LP

By:	Western Midstream Holdings, LLC, its general partner

By:	/s/ Kristen S. Shults
	Name:	Kristen S. Shults
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

SELLING UNITHOLDER: WGR ASSET HOLDING COMPANY LLC

By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President and Treasurer

ANADARKO USH1 CORPORATION

By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Amit Chandra
Name: Amit Chandra
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

List of Selling Unitholders

Name of Selling Unitholders	Firm Units	Additional Units
WGR Asset Holding Company LLC, a Delaware limited liability company(1)	14,139,260	0
Anadarko USH1 Corporation, a Delaware corporation(1)	4,860,740	2,850,000
Total	19,000,000	2,850,000

(1)    Address for notices:

5 Greenway Plaza, Suite 110
Houston, Texas 77046
Attn: Jaime Casas, Vice President and Treasurer
with a copy by email to: Jaime_Casas@oxy.com and TreasuryFinance@oxy.com
Schedule A-1

SCHEDULE B
Jurisdictions of Foreign Qualifications

Partnership Entity	Jurisdictions of Foreign Qualification
Western Midstream Partners, LP	Texas, New Mexico, Oklahoma, Utah, Wyoming
Western Midstream Holdings, LLC	Texas
Western Midstream Operating GP, LLC	Texas

Operating Subsidiaries
Western Midstream Operating, LP	Arizona, Colorado, New Mexico, Oklahoma, Texas, Utah, Wyoming
WES Operating Holdco LLC	Arizona, New Mexico, Oklahoma, Pennsylvania, Texas, Utah
WES Haley Gathering Company LLC	Louisiana, Oklahoma, Texas, Utah
MIGC LLC	Wyoming
Chipeta Processing LLC	Utah
WES DJ Gathering LLC	None
WES White Cliffs Pipeline, LLC	None
Mountain Gas Resources LLC	Texas, Utah, Wyoming
Mountain Gas Transportation LLC	Wyoming
GNB NGL Pipeline LLC	Utah
Overland Trail Transmission, LLC	Wyoming
DBM Crude Services, LLC	Texas
DBM Pipeline, LLC	New Mexico, Texas
Western Midstream Marketing LLC	Texas, Colorado, Utah, Wyoming
Schedule B-1

Delaware Basin Midstream, LLC	New Mexico, Texas
Springfield Pipeline LLC	None
WES Wattenberg Oil Complex LLC	Colorado
WES DJ Oil Pipeline LLC	Colorado
WES DJ Gas Processing LLC	Colorado
DBM Oil Services, LLC	Texas
WES Pecos Midstream LLC	Texas
WES Mi Vida LLC	Texas
WES Water Holdings LLC	Texas, New Mexico
Western Midstream Services, LLC	Colorado, Texas, Utah, Wyoming, Louisiana, New Mexico
Western Midstream Services Holding, LLC	None
Ranch Westex JV LLC	Texas
WES Powder River Holdings, LLC	Wyoming
WES Brasada Processing LLC	Texas
WES Maverick Holdings LLC	None
WES JV Holdco LLC	Texas
WES Panola Pipeline LLC	None
WES Texas Express Gathering LLC	None
WES Whitethorn Pipeline LLC	None
WES Front Range Pipeline LLC	Texas
WES Texas Express Pipeline LLC	None
Schedule B-2

WES EF78 LLC	None
WES Red Bluff Express Pipeline LLC	None
WES Saddlehorn Pipeline LLC	None
Meritage Crude Oil, LLC	None
Meritage Crude Pipeline, LLC	Colorado, Wyoming
Meritage G&P, LLC	None
Meritage Management Company, LLC	Colorado
Meritage Marketing, LLC	Colorado, Wyoming
Meritage Midstream Services II, LLC	Colorado
Meritage Operating Company, LLC	Colorado
Thunder Creek Gas Services, L.L.C.	Colorado
Thunder Creek NGL Pipeline, LLC	Wyoming
Schedule B-3

SCHEDULE C-1
Pricing Terms
1.    The Selling Unitholders are selling an aggregate of 19,000,000 Firm Units.
2.    The Selling Unitholders have granted an option to the Underwriter to purchase up to an aggregate of 2,850,000 Additional Units.
3.    The Underwriter has agreed to purchase the Firm Units from the Selling Unitholders at a price of $35.75 per Unit and any Additional Units at a price of $35.75 per Unit.
Schedule C-1-1

SCHEDULE C-2
Permitted Free Writing Prospectus
None.
Schedule C-2-1

EXHIBIT A
Form of Opinion of Locke Lord LLP
Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i)    Each of the Partnership Entities is validly existing as a limited partnership or limited liability company, as applicable, and in good standing under the laws of the State of Delaware. Each of the Partnership Entities has the limited partnership or limited liability company power and authority, as applicable, to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under the Underwriting Agreement.

(ii)    The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership Entities.

(iii)    The Securities are duly authorized, validly issued and, under the DRULPA, purchasers of the Securities will have no obligation to make further payments for their purchase of the Securities or contributions to the Partnership solely by reason of their ownership of the Securities or their status as limited partners of the Partnership, and such purchasers will have no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership. Except as described in the General Disclosure Package (as defined below), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Common Units pursuant to the DRULPA or any Incorporated Document.

(iv)    No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York or State of Delaware is required under Applicable Laws for the execution and delivery by the Partnership Entities of the Underwriting Agreement and the sale of the Securities to the Underwriter as contemplated by the Underwriting Agreement.

(v)    The execution and delivery by the Partnership Entities of the Underwriting Agreement, and the offering and sale of the Securities by the Selling Unitholders to the Underwriter pursuant to the Underwriting Agreement, do not (a) violate the provisions of the Organizational Documents of the Partnership Entities, (b) result in any breach of, or constitute a default under, any of the agreements or instruments listed in Schedule I hereto or (c) result in a violation by the Partnership Entities of any of the terms and provisions of any Applicable Laws.

(vi)    The Registration Statement has become effective under the 1933 Act; each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) of the 1933 Act Regulations; and, to our knowledge, no stop order suspending the effectiveness of the
Exhibit A-1

Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending by the Commission.

(vii)    The Registration Statement, as of its most recent effective date, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects relevant to the offering of the Securities to the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion with respect to (A) financial statements and schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom, (B) the Incorporated Documents, (C) Regulation S-T, and (D) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or the Incorporated Documents.

(viii)    The statements in the Prospectus under the captions “Description of WES Common Units” and “Investment in WES Common Units, WES Preferred Units or WES Operating Debt Securities by Employee Benefit Plans,” to the extent that such statements purport to describe certain provisions of the Partnership Agreement as currently in effect, or legal matters referred to therein and reviewed by us as described above, accurately describe such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

(ix)    The Partnership is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an “investment company” as defined in the 1940 Act.

Exhibit A-2

EXHIBIT B
Form of Tax Opinion of Sidley Austin LLP
Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement and the officer’s certificate of the Partnership:
(1)    The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the captions “Material U.S. Federal Income Tax Consequences,” to the extent that such statements purport to describe matters of U.S. federal income tax law and regulations, accurately describe such matters in all material respects.
(2)    The opinion of Sidley Austin LLP that is filed as Exhibit 8.1 on the Partnership’s Form 8-K dated August 14, 2024 with respect to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.
Exhibit B-1

EXHIBIT C
Form of Opinion of Latham & Watkins LLP
Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. WGR Asset Holdings is a limited liability company under the DLLCA with limited liability company power and authority to enter into the Underwriting Agreement and perform its obligations thereunder. With your consent, based solely on certificates from the Secretary of State of the State of Delaware, we confirm that WGR Asset Holdings is validly existing and in good standing under the laws of the State of Delaware.

2. AUSH1 is a corporation under the DGCL with corporate power and authority to enter into the Underwriting Agreement and perform its obligations thereunder. With your consent, based solely on certificates from the Secretary of State of the State of Delaware, we confirm that AUSH1 is validly existing and in good standing under the laws of the State of Delaware.

3. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited liability company and corporate action, as applicable, of the Selling Unitholders, and the Underwriting Agreement has been duly executed and delivered by the Selling Unitholders.

4. Upon indication by book entry that the Common Units listed on Schedule A to the Underwriting Agreement have been credited to a securities account maintained by the Underwriter at The Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, the Underwriter will acquire a security entitlement with respect to such Common Units and, under the Uniform Commercial Code of the State of New York (the “New York UCC”), an action based on an adverse claim to the Common Units, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Underwriter with respect to such security entitlement.

5. The execution and delivery of the Underwriting Agreement by the Selling Unitholders, and the sale of the Common Units by the Selling Unitholders to you pursuant to the Underwriting Agreement do not on the date hereof:

(a) violate the provisions of the Governing Documents;

(b) violate the DLLCA, the DGCL or any federal or New York statute, rule or regulation applicable to the Selling Unitholders; or

(c) require any consents, approvals, or authorizations to be obtained by the Selling Unitholders from, or any registrations, declarations or filings to be made by the Selling Unitholders with, any governmental authority under any federal or New
Exhibit C-1

York statute, rule or regulation applicable to the Selling Unitholders or under the DLLCA or DGCL, as applicable, on or prior to the date hereof that have not been obtained or made.
Exhibit C-2

EXHIBIT D
Officers’ Certificate of the Partnership
August 14, 2024
Each of the undersigned, (a) Michael P. Ure, President and Chief Executive Officer of Western Midstream Holdings, LLC, a Delaware limited liability company (the “General Partner”), which is the general partner of Western Midstream Partners, LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Western Parties”), and (b) Kristen Shults, Senior Vice President and Chief Financial Officer of the General Partner, on behalf of the Partnership, does hereby certify, in such capacity and not in an individual capacity, pursuant to Section 8(l) of that certain Underwriting Agreement dated August 12, 2024 (the “Underwriting Agreement”) among the General Partner, the Partnership, WGR Asset Holding Company LLC, a Delaware limited liability company, Anadarko USH1 Corporation, a Delaware corporation, and Barclays Capital Inc., that as of the date first set forth above:
1.    He or she has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus, if any.
2.    The representations and warranties of the Western Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.
3.    The Western Parties have performed all of their obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
4.    The conditions set forth in Section 8(j) of the Underwriting Agreement have been met.
5.    From the time of execution of the Underwriting Agreement to and including the date hereof, no material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities, taken as a whole, has or have occurred.
6.    Each of (i) Locke Lord LLP, (ii) Sidley Austin LLP, (iii) Latham & Watkins LLP and (iv) Gibson, Dunn & Crutcher LLP is entitled to rely on this certificate in connection with the opinion such firm is rendering pursuant to Section 8 of the Underwriting Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
[Signature page follows.]
Exhibit D-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first set forth above.

WESTERN MIDSTREAM PARTNERS, LP

By:	Western Midstream Holdings, LLC, its general partner

Name:	Michael P. Ure
Title:	President and Chief Executive Officer

Name:	Kristen Shults
Title:	Senior Vice President and Chief Financial Officer
Exhibit D-2

EXHIBIT E-1
Form of Lock-Up Agreement
August 12, 2024
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:
This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Western Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), WGR Asset Holding Company LLC, a Delaware limited liability company (“WGR Asset Holdings”), Anadarko USH1 Corporation, a Delaware corporation (together with WGR Asset Holdings, the “Selling Unitholders”), and Barclays Capital Inc., relating to a public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”). Capitalized terms used but not defined herein shall have the meanings given to them in the Underwriting Agreement.
In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, in each case owned by the undersigned on the date of execution of this Lock-Up Agreement or on the date of the completion of the Offering, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case for a period of 45 days from the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of Barclays Capital Inc.; provided, however, that with respect to the undersigned, the foregoing restrictions do not apply to (a) the registration of the offering and sale of the Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units by the Selling Unitholders to the Underwriter in the Offering, (b) bona fide gifts, provided that the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that the trustee of such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement, (d) transfer by testate or intestate succession, provided that the transferee agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement or (e) as required or permitted by the
Exhibit E-1-1

Partnership’s benefit plans to reimburse or pay income tax in connection with the vesting of options, rights or warrants. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Barclays Capital Inc., make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.
In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.
The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take any action constituting, or that was or is designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Common Units.
* * *
If (i) the Partnership or the Selling Unitholders notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name
Exhibit E-1-2

EXHIBIT E-2
List of Parties to Execute Lock-Up Agreements

Name	Position
1. Occidental Petroleum Corporation
2. Anadarko USH1 Corporation
3. APC Midstream Holdings, LLC
4. Western Gas Resources, Inc.
5. WGR Asset Holding Company LLC
6. Michael P. Ure	President and Chief Executive Officer and Director
7. Robert W. Bourne	Senior Vice President and Chief Commercial Officer
8. Christopher B. Dial	Senior Vice President, General Counsel and Secretary
9. Michael S. Forsyth	Senior Vice President, North Operations
10. Catherine A. Green	Senior Vice President and Chief Accounting Officer
11. Danny Holderman	Senior Vice President and Chief Operating Officer
12. Kristen S. Shults	Senior Vice President and Chief Financial Officer
13. Peter J. Bennett	Chairman of the Board
14. Oscar K. Brown	Director
15. Nicole E. Clark	Director
16. Frederick A. Forthuber	Director
Exhibit E-2-1

17. Kenneth F. Owen	Director
18. David J. Schulte	Director
19. Lisa A. Stewart	Director

Exhibit E-2-2